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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 8, 2012

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-152934	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Nortek, Inc. held its Annual Meeting of Stockholders on May 8, 2012 (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders elected Michael J. Clarke, Daniel C. Lukas and Bennett Rosenthal as Class III directors to serve on the Company's Board of Directors until the Company's 2015 Annual Meeting of Stockholders. The results of the stockholders' votes with respect to the election of such directors were as follows:

	For	Withheld	Broker Non-Votes
Michael J. Clarke	14,256,709	602	566,581
Daniel C. Lukas	11,817,607	2,439,704	566,581
Bennett Rosenthal	14,256,709	602	566,581
The Company's stockholders voted to ratify the selection of Ernst & Young LLP as the Company's independent auditor for the fiscal year 2012. The results of the stockholders' votes with respect to this proposal were as follows:

	For	Against	Abstain
Ratification of Independent Auditor	14,821,514	2,269	109

The Company's stockholders voted to approve the Company's 2009 Omnibus Incentive Plan, as Amended and Restated, and to authorize the issuance of an additional 732,797 shares thereunder. The results of the stockholders' votes with respect to this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Approval of the Company's 2009 Omnibus Incentive Plan, as Amended and Restated, and the authorization to issue an additional 732,797 shares thereunder	13,370,297	882,959	4,055	566,581

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEK, INC.

By: /s/ Edward J. Cooney           _____
Name: Edward J. Cooney
Title: Senior Vice President and Treasurer

Date: May 8, 2012